EXHIBIT 99.1
FOR IMMEDIATE RELEASE

FROM: MSA Safety Incorporated
Ticker: MSA (NYSE)
Media Relations Contact: Mark Deasy (412) 559 - 8154
Investor Relations Contact: Elyse Lorenzato (412) 352 -1423

MSA Safety Announces Fourth Quarter and Full Year 2020 Results
Record quarterly revenue driven by strong performance in fire service business

PITTSBURGH, February 18, 2021 - Global safety equipment manufacturer MSA Safety Incorporated (NYSE: MSA) today reported results for the fourth quarter and full year of 2020.

Quarterly Highlights

•Revenue was $388 million, increasing 3 percent from a year ago on a reported basis and 2 percent on a constant currency basis.

•GAAP operating income was $19 million or 4.8 percent of sales, compared to $40 million or 10.7 percent of sales in the same period a year ago. Adjusted operating income was $67 million or 17.3 percent of sales, compared to $65 million or 17.3 percent of sales in the same period a year ago.

•GAAP earnings were $12 million or $0.31 per diluted share, compared to $31 million or $0.79 per diluted share in the same period a year ago. Adjusted earnings were $50 million or $1.27 per diluted share, compared to $51 million or $1.29 per diluted share in the same period a year ago.

•GAAP operating income and earnings includes a pre-tax charge of $34 million associated primarily with an increase to the company’s cumulative trauma product liability reserve, compared to a pre-tax charge of $18 million in the same period a year ago.

•Operating cash flow was $96 million, increasing 26% from a year ago. The company realized a 320 basis point improvement in working capital from the third quarter of 2020.

Annual Highlights

•Revenue was $1.35 billion, decreasing 4 percent from a year ago on a reported basis or 3 percent on a constant currency basis.

•GAAP operating income was $167 million or 12.4 percent of sales, compared to $186 million or 13.3 percent of sales in the same period a year ago. Adjusted operating income was $243 million or 18.0 percent of sales, compared to $251 million or 17.9 percent of sales in the same period a year ago.
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•GAAP earnings were $120 million or $3.05 per diluted share, compared to $136 million or $3.48 per diluted share in the same period a year ago. Adjusted earnings were $177 million or $4.50 per diluted share, compared to $188 million or $4.80 per diluted share in the same period a year ago.

•GAAP operating income and earnings includes a pre-tax charge of $39 million associated primarily with an increase to the company’s cumulative trauma product liability reserve, compared to a pre-tax charge of $27 million in the same period a year ago.

•Operating cash flow was $207 million, increasing 25% from a year ago. The company continues to execute a balanced capital allocation strategy focused on growing its business and returning value to shareholders. For the year, MSA invested $49 million in capital expenditures, paid down $44 million of debt, funded $67 million of dividends to shareholders, and deployed $20 million for share repurchases.

Comments from Management

"Our organization finished out a challenging year with strong fourth quarter performance that resulted in record revenue for the quarter, double-digit growth in cash flow, and a healthy backlog to enter 2021," commented Nish Vartanian, MSA Chairman, President and CEO. “Along with protecting the health and safety of our 5,000 associates, we remained focused on three key deliverables throughout the year: developing the most advanced safety technologies for our global customer base; driving operational excellence programs to improve our business model; and using our strong balance sheet to make investments that enhance our leadership positions in key markets,” he said. Mr. Vartanian added that MSA’s full year adjusted operating margin improved 10 basis points to 18 percent of sales, despite the 3 percent revenue decline associated with the pandemic and recession. “Overall, our diverse product portfolio and focus on continuous improvement drove strong performance in a challenging environment.”

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MSA’s quarterly results include 10 percent revenue growth in firefighter safety products, a defensive market segment that has performed well through a broad range of economic conditions. "From our break-through G1 and M1 breathing apparatus platforms, to the recent acquisition of UK turnout gear leader Bristol Uniforms, to the upcoming launch of MSA’s cloud-based Connected Firefighter platform and LUNAR system – which will create a new standard for firefighter accountability – we’ve made significant investments to help protect firefighters from head to toe with the most progressive technologies being developed today,” Mr. Vartanian explained. MSA completed the Bristol Uniforms acquisition in January 2021. The transaction, valued at approximately $60 million, expands MSA’s addressable market in the International fire service business.

In addition to the recent acquisition, Mr. Vartanian noted that profitability improvements in MSA’s International segment were an ongoing highlight for the company in 2020. Adjusted operating margin in the segment expanded by 320 basis points in the fourth quarter and 270 basis points for the year. "Our restructuring investments and continuous improvement culture continue to yield strong returns across our International business,” he said.

“Protecting the health and safety of workers around the world has never been more important or more relevant than it is today, and our team remains committed to advancing our mission,” Mr. Vartanian said. “Our new product development pipeline, our focus on continuous improvement, and our strong balance sheet position us to continue to deliver value for our customers, employees, and shareholders in 2021 and beyond,” Mr. Vartanian concluded.

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MSA Safety Incorporated
Condensed Consolidated Statement of Income (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019

Net sales	$388,248	$375,255	$1,348,223	$1,401,981
Cost of products sold	228,976	208,410	757,775	765,369
Gross profit	159,272	166,845	590,448	636,612

Selling, general and administrative	76,268	85,165	290,334	330,502
Research and development	16,545	16,366	58,268	57,848
Restructuring charges	8,906	2,643	27,381	13,846
Currency exchange losses, net (a)	4,757	2,476	8,578	19,814
Product liability and other operating expense	34,158	20,217	39,036	28,372
Operating income	18,638	39,978	166,851	186,230

Interest expense	1,525	2,500	9,432	13,589
Other income, net	(1,308)	(2,244)	(5,684)	(11,094)
Total other expense, net	217	256	3,748	2,495

Income before income taxes	18,421	39,722	163,103	183,735
Provision for income taxes	5,690	8,173	41,941	46,086
Net income	12,731	31,549	121,162	137,649
Net income attributable to noncontrolling interests	(393)	(387)	(1,061)	(1,209)
Net income attributable to MSA Safety Incorporated	$12,338	$31,162	$120,101	$136,440

Earnings per share attributable to MSA Safety Incorporated common shareholders:
Basic	$0.32	$0.80	$3.09	$3.52
Diluted	$0.31	$0.79	$3.05	$3.48

Basic shares outstanding	38,981	38,762	38,885	38,653
Diluted shares outstanding	39,335	39,366	39,286	39,189

(a) Currency exchange losses for the twelve months ended December 31, 2019 includes a $15.4 million non-cash charge related to the recognition of currency translation adjustments associated with the closure of MSA's South Africa affiliates.

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MSA Safety Incorporated
Condensed Consolidated Balance Sheet (Unaudited)
(In thousands)

	December 31, 2020	December 31, 2019
Assets
Cash and cash equivalents	$160,672	$152,195
Trade receivables, net	252,283	255,082
Inventories	197,819	185,027
Notes receivable, insurance companies	3,796	3,676
Other current assets	141,859	97,383
Total current assets	756,429	693,363

Property, net	189,620	167,038
Prepaid pension cost	97,545	75,066
Operating lease assets, net	53,451	51,675
Goodwill	443,272	436,679
Notes receivable, insurance companies, noncurrent	48,540	52,336
Insurance receivable, noncurrent	82,926	56,169
Other noncurrent assets	200,701	207,367
Total assets	$1,872,484	$1,739,693

Liabilities and shareholders' equity
Notes payable and current portion of long-term debt, net	$20,000	$20,000
Accounts payable	86,854	89,120
Other current liabilities	203,691	168,389
Total current liabilities	310,545	277,509

Long-term debt, net	287,157	328,394
Pensions and other employee benefits	208,068	186,697
Noncurrent operating lease liabilities	44,639	42,632
Deferred tax liabilities	10,916	9,787
Product liability and other noncurrent liabilities	201,268	162,101
Total shareholders' equity	809,891	732,573
Total liabilities and shareholders' equity	$1,872,484	$1,739,693

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MSA Safety Incorporated
Condensed Consolidated Statement of Cash Flows (Unaudited)
(In thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019

Net income	$12,731	$31,549	$121,162	$137,649
Depreciation and amortization	10,390	9,681	39,674	38,020
Product liability expense	34,158	18,464	39,036	26,619
Change in working capital and other operating	39,121	17,018	6,683	(37,326)
Cash flow from operating activities	96,400	76,712	206,555	164,962

Capital expenditures	(16,207)	(13,081)	(48,905)	(36,604)
Acquisition, net of cash acquired	—	—	—	(33,196)
Change in short-term investments	(4,981)	22,614	(24,318)	5,425
Property disposals	120	95	454	218
Cash flow (used in) from investing activities	(21,068)	9,628	(72,769)	(64,157)

Change in debt	(39,000)	(29,502)	(44,000)	(16,565)
Cash dividends paid	(16,767)	(16,308)	(66,578)	(63,523)
Other financing	5,381	2,019	(15,951)	(4,536)
Cash flow used in financing activities	(50,386)	(43,791)	(126,529)	(84,624)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	2,902	1,136	1,234	(4,242)

Increase in cash, cash equivalents and restricted cash	$27,848	$43,685	$8,491	$11,939

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MSA Safety Incorporated
Segment Information (Unaudited)
(In thousands, except percentage amounts)

	Americas	International	Corporate	Consolidated
Three Months Ended December 31, 2020
Sales to external customers	$244,518	$143,730	$—	$388,248
Operating income				18,638
Operating margin %				4.8%
Restructuring charges				8,906
Currency exchange losses, net				4,757
Product liability expense				34,158
Strategic transaction costs				515
Adjusted operating income (loss)	50,828	25,145	(8,999)	66,974
Adjusted operating margin %	20.8%	17.5%		17.3%
Depreciation and amortization				10,390
Adjusted EBITDA	57,955	28,310	(8,901)	77,364
Adjusted EBITDA %	23.7%	19.7%		19.9%

Three Months Ended December 31, 2019
Sales to external customers	$235,419	$139,836	$—	$375,255
Operating income				39,978
Operating margin %				10.7%
Restructuring charges				2,643
Currency exchange losses, net				2,476
Product liability expense				18,464
Strategic transaction costs				1,463
Adjusted operating income (loss)	55,133	20,022	(10,131)	65,024
Adjusted operating margin %	23.4%	14.3%		17.3%
Depreciation and amortization				9,681
Adjusted EBITDA	61,203	23,535	(10,033)	74,705
Adjusted EBITDA %	26.0%	16.8%		19.9%

The Americas segment is comprised of our operations in North America and Latin America geographies. The International segment is comprised of our operations in all geographies outside of the Americas. Certain global expenses are allocated to each segment in a manner consistent with where the benefits from the expenses are derived.

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Adjusted operating income (loss), adjusted operating margin, adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) and adjusted EBITDA margin are the measures used by the chief operating decision maker to evaluate segment performance and allocate resources. As such, management believes that adjusted operating income (loss), adjusted operating margin, adjusted EBITDA and adjusted EBITDA margin are useful metrics for investors. Adjusted operating income (loss) is defined as operating income excluding restructuring charges, currency exchange gains / losses, product liability expense and strategic transaction costs, and adjusted operating margin is defined as adjusted operating income (loss) divided by segment sales to external customers. Adjusted EBITDA is defined as adjusted operating income (loss) plus depreciation and amortization and adjusted EBITDA margin is defined as adjusted EBITDA divided by segment sales to external customers. Adjusted operating income (loss), adjusted operating margin, adjusted EBITDA and adjusted EBITDA margin are not recognized terms under GAAP and therefore do not purport to be alternatives to operating income or operating margin as a measure of operating performance. The Company's definition of adjusted operating income (loss), adjusted operating margin, adjusted EBITDA and adjusted EBITDA margin may not be comparable to similarly titled measures of other companies. As such, management believes that it is appropriate to consider operating income determined on a GAAP basis in addition to these non-GAAP measures.
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MSA Safety Incorporated
Segment Information (Unaudited)
(In thousands, except percentage amounts)

	Americas	International	Corporate	Consolidated
Twelve Months Ended December 31, 2020
Sales to external customers	$874,305	$473,918	$—	$1,348,223
Operating income				166,851
Operating margin %				12.4%
Restructuring charges				27,381
Currency exchange losses, net				8,578
Product liability expense				39,036
Strategic transaction costs				717
COVID-19 related costs				757
Adjusted operating income (loss)	200,536	70,864	(28,080)	243,320
Adjusted operating margin %	22.9%	15.0%		18.0%
Depreciation and amortization				39,674
Adjusted EBITDA	227,298	83,385	(27,689)	282,994
Adjusted EBITDA %	26.0%	17.6%		21.0%

Twelve Months Ended December 31, 2019
Sales to external customers	$915,118	$486,863	$—	$1,401,981
Operating income				186,230
Operating margin %				13.3%
Restructuring charges				13,846
Currency exchange losses, net				19,814
Product liability expense				26,619
Strategic transaction costs				4,400
Adjusted operating income (loss)	226,596	59,910	(35,597)	250,909
Adjusted operating margin %	24.8%	12.3%		17.9%
Depreciation and amortization				38,020
Adjusted EBITDA	251,287	72,848	(35,206)	288,929
Adjusted EBITDA %	27.5%	15.0%		20.6%

The Americas segment is comprised of our operations in North America and Latin America geographies. The International segment is comprised of our operations in all geographies outside of the Americas. Certain global expenses are allocated to each segment in a manner consistent with where the benefits from the expenses are derived.

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Adjusted operating income (loss), adjusted operating margin, adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) and adjusted EBITDA margin are the measures used by the chief operating decision maker to evaluate segment performance and allocate resources. As such, management believes that adjusted operating income (loss), adjusted operating margin, adjusted EBITDA and adjusted EBITDA margin are useful metrics for investors. Adjusted operating income (loss) is defined as operating income excluding restructuring charges, currency exchange gains / losses, product liability expense, strategic transaction costs and COVID-19 related costs, and adjusted operating margin is defined as adjusted operating income (loss) divided by segment sales to external customers. Adjusted EBITDA is defined as adjusted operating income (loss) plus depreciation and amortization and adjusted EBITDA margin is defined as adjusted EBITDA divided by segment sales to external customers. Adjusted operating income (loss), adjusted operating margin, adjusted EBITDA and adjusted EBITDA margin are not recognized terms under GAAP and therefore do not purport to be alternatives to operating income or operating margin as a measure of operating performance. The Company's definition of adjusted operating income (loss), adjusted operating margin, adjusted EBITDA and adjusted EBITDA margin may not be comparable to similarly titled measures of other companies. As such, management believes that it is appropriate to consider operating income determined on a GAAP basis in addition to these non-GAAP measures.

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MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Constant currency revenue growth (Unaudited)

Consolidated

	Three Months Ended December 31, 2020
	Breathing Apparatus	Firefighter Helmets and Protective Apparel	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	20%	(5)%	(7)%	(4)%	(5)%	—%	3%	10%	3%
Plus: Currency translation effects	(2)%	(2)%	2%	—%	(2)%	(1)%	(1)%	(1)%	(1)%
Constant currency sales change	18%	(7)%	(5)%	(4)%	(7)%	(1)%	2%	9%	2%

	Twelve Months Ended December 31, 2020
	Breathing Apparatus	Firefighter Helmets and Protective Apparel	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	4%	(9)%	(13)%	(16)%	(2)%	(18)%	(6)%	15%	(4)%
Plus: Currency translation effects	—%	—%	3%	1%	—%	1%	—%	1%	1%
Constant currency sales change	4%	(9)%	(10)%	(15)%	(2)%	(17)%	(6)%	16%	(3)%

Management believes that constant currency revenue growth is a useful metric for investors, as foreign currency translation can have a material impact on revenue growth trends. Constant currency revenue growth highlights ongoing business performance excluding the impact of fluctuating foreign currencies, which is outside of management's control. There can be no assurances that MSA's definition of constant currency revenue growth is consistent with that of other companies. As such, management believes that it is appropriate to consider revenue growth determined on a GAAP basis in addition to this non-GAAP financial measure.
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MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Constant currency revenue growth (Unaudited)

Americas Segment

	Three Months Ended December 31, 2020
	Breathing Apparatus	Firefighter Helmets and Protective Apparel	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	22%	(3)%	(11)%	(12)%	(7)%	(14)%	1%	38%	4%
Plus: Currency translation effects	—%	—%	5%	1%	1%	2%	1%	3%	1%
Constant currency sales change	22%	(3)%	(6)%	(11)%	(6)%	(12)%	2%	41%	5%

	Twelve Months Ended December 31,2020
	Breathing Apparatus	Firefighter Helmets and Protective Apparel	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	4%	(6)%	(18)%	(21)%	(1)%	(26)%	(8)%	25%	(4)%
Plus: Currency translation effects	1%	—%	4%	2%	1%	3%	2%	4%	1%
Constant currency sales change	5%	(6)%	(14)%	(19)%	—%	(23)%	(6)%	29%	(3)%

Management believes that constant currency revenue growth is a useful metric for investors, as foreign currency translation can have a material impact on revenue growth trends. Constant currency revenue growth highlights ongoing business performance excluding the impact of fluctuating foreign currencies, which is outside of management's control. There can be no assurances that MSA's definition of constant currency revenue growth is consistent with that of other companies. As such, management believes that it is appropriate to consider revenue growth determined on a GAAP basis in addition to this non-GAAP financial measure.

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MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Constant currency revenue growth (Unaudited)

International Segment

	Three Months Ended December 31, 2020
	Breathing Apparatus	Firefighter Helmets and Protective Apparel	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	16%	(12)%	4%	12%	(2)%	22%	6%	(13)%	3%
Plus: Currency translation effects	(7)%	(5)%	(5)%	(4)%	(5)%	(4)%	(5)%	(6)%	(5)%
Constant currency sales change	9%	(17)%	(1)%	8%	(7)%	18%	1%	(19)%	(2)%

	Twelve Months Ended December 31, 2020
	Breathing Apparatus	Firefighter Helmets and Protective Apparel	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	3%	(21)%	3%	(6)%	(3)%	(6)%	(3)%	1%	(3)%
Plus: Currency translation effects	(1)%	(1)%	—%	(1)%	(2)%	—%	(1)%	(1)%	(1)%
Constant currency sales change	2%	(22)%	3%	(7)%	(5)%	(6)%	(4)%	—%	(4)%

Management believes that constant currency revenue growth is a useful metric for investors, as foreign currency translation can have a material impact on revenue growth trends. Constant currency revenue growth highlights ongoing business performance excluding the impact of fluctuating foreign currencies, which is outside of management's control. There can be no assurances that MSA's definition of constant currency revenue growth is consistent with that of other companies. As such, management believes that it is appropriate to consider revenue growth determined on a GAAP basis in addition to this non-GAAP financial measure.

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MSA Safety Incorporated
Supplemental Segment Information (Unaudited)
Summary of constant currency revenue growth by segment and product group

	Three Months Ended December 31, 2020
	Consolidated	Americas	International
Breathing Apparatus	18%	22%	9%
Fall Protection	(1)%	(12)%	18%
Portable Gas Detection	(4)%	(11)%	8%
Industrial Head Protection	(5)%	(6)%	(1)%
Fixed Gas and Flame Detection	(7)%	(6)%	(7)%
Firefighter Helmets and Protective Apparel	(7)%	(3)%	(17)%
Core Sales	2%	2%	1%

Non-Core Sales	9%	41%	(19)%

Net Sales	2%	5%	(2)%

	Twelve Months Ended December 31, 2020
	Consolidated	Americas	International
Breathing Apparatus	4%	5%	2%
Fall Protection	(17)%	(23)%	(6)%
Portable Gas Detection	(15)%	(19)%	(7)%
Industrial Head Protection	(10)%	(14)%	3%
Fixed Gas and Flame Detection	(2)%	—%	(5)%
Firefighter Helmets and Protective Apparel	(9)%	(6)%	(22)%
Core Sales	(6)%	(6)%	(4)%

Non-Core Sales	16%	29%	—%

Net Sales	(3)%	(3)%	(4)%

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MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Adjusted earnings (Unaudited)
Adjusted earnings per diluted share (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2020	2019	% Change	2020	2019	% Change

Net income attributable to MSA Safety Incorporated	$12,338	$31,162	(60)%	$120,101	$136,440	(12)%
Non-deductible non-cash charge related to the recognition of currency translation adjustments (a)	—	—		—	15,359
Tax charges associated with restructuring activities	1,119	584		1,119	584
Tax benefit associated with ASU 2016-09: Improvements to employee share-based payment accounting	(266)	(98)		(1,965)	(2,278)
Subtotal	13,191	31,648	(58)%	119,255	150,105	(21)%

Product liability expense	34,158	18,464		39,036	26,619
Restructuring charges	8,906	2,643		27,381	13,846
Currency exchange losses, net	4,757	2,476		8,578	4,455
Strategic transaction costs	515	1,463		717	4,400
Asset related losses and other	47	100		993	371
Income tax expense on adjustments	(11,716)	(5,914)		(19,330)	(11,826)
Adjusted earnings	$49,858	$50,880	(2)%	$176,630	$187,970	(6)%

Adjusted earnings per diluted share	$1.27	$1.29	(2)%	$4.50	$4.80	(6)%

(a) Included in Currency exchange losses, net on the Condensed Consolidated Statement of Income.

Management believes that adjusted earnings and adjusted earnings per diluted share are useful measures for investors, as management uses these measures to internally assess the company’s performance and ongoing operating trends. There can be no assurances that additional special items will not occur in future periods, nor that MSA's definition of adjusted earnings is consistent with that of other companies. As such, management believes that it is appropriate to consider both net income determined on a GAAP basis as well as adjusted earnings.

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About MSA:
Established in 1914, MSA Safety Incorporated is the global leader in the development, manufacture and supply of safety products that protect people and facility infrastructures.  Many MSA products integrate a combination of electronics, mechanical systems and advanced materials to protect users against hazardous or life-threatening situations.  The company's comprehensive product line is used by workers around the world in a broad range of markets, including fire service, the oil, gas and petrochemical industry, the construction industry, mining and the military.  MSA's core products include self-contained breathing apparatus, fixed gas and flame detection systems, portable gas detection instruments, industrial head protection products, firefighter helmets and protective apparel, and fall protection devices.  With 2020 revenues of $1.35 billion, MSA employs approximately 5,000 people worldwide.  The company is headquartered north of Pittsburgh in Cranberry Township, Pa., and has manufacturing operations in the United States, Europe, Asia and Latin America.  With more than 40 international locations, MSA realizes approximately half of its revenue from outside North America.  For more information visit MSA's web site at www.MSAsafety.com.

Cautionary Statement Regarding Forward-Looking Statements:
Except for historical information, certain matters discussed in this press release may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include but are not limited to all projections and anticipated levels of future performance. Forward looking statements involve risks, uncertainties and other factors that may cause our actual results to differ materially from those discussed herein. Any number of factors could cause actual results to differ materially from projections or forward looking statements, including without limitation global economic conditions, spending patterns of government agencies, competitive pressures, the impact of acquisitions and related integration activities, product liability claims, the success of new product introductions, currency exchange rate fluctuations and the risks of doing business in foreign countries. A full listing of these risks, uncertainties and other factors are detailed from time-to-time in our filings with the United States Securities and Exchange Commission ("SEC"), including our most recent Form 10-K filed on February 20, 2020. You are strongly urged to review all such filings for a more detailed discussion of such risks and uncertainties. MSA’s SEC filings are readily obtainable at no charge at www.sec.gov, as well as on its own investor relations website at http://investors.MSAsafety.com. MSA undertakes no duty to publicly update any forward looking statements contained herein, except as required by law.

Non-GAAP Financial Measures:
This press release includes certain non-GAAP financial measures. These financial measures include constant currency revenue growth, adjusted operating income, adjusted operating margin, adjusted EBITDA, adjusted EBITDA margin, adjusted earnings, and adjusted earnings per diluted share. The presentation of these financial measures does not comply with U.S. generally accepted accounting principles ("GAAP"). For an explanation of these measures, together with a reconciliation to the most directly comparable GAAP financial measure, see the Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures in the financial tables section above.

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